Exhibit 10.24

AMENDMENT FOR
EACA AND/OR QACA PROVISIONS
ADVANCEPIERRE FOODS INC. 401(K) RETIREMENT PLAN

ARTICLE I
PREAMBLE

1.1                               Effective date of Amendment. The Employer adopts this Amendment to the Plan to include Eligible Automatic Contribution Arrangement (EACA) and/or Qualified Automatic Contribution Arrangement (QACA) provisions. This Amendment is effective as indicated below for the respective provisions.

1.2                               Superseding of inconsistent provisions. This Amendment supersedes the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.

1.3                               Construction. Except as otherwise provided in this Amendment, any reference to “Section” in this Amendment refers only to his Amendment, and is not a reference to the Plan. The Article and Section numbering in this Amendment is solely for purposes of this Amendment, and does not relate to the Plan article, section or other numbering designations.

1.4                               Effect of restatement of Plan. If the Employer restates the Plan, then this Amendment will remain in effect after such statement unless the provisions in this Amendment are restated or otherwise become obsolete (e.g., if the Plan is restated onto a plan document which incorporates PPA provisions).

ARTICLE II
EMPLOYER ELECTIONS

2.1                               Automatic Deferral Provisions (for EACA and/or QACA)
Does the plan already include automatic deferral provisions that satisfy the elections in this Section 2.1.b? (If unsure, complete this Section 2.1.b. to supersede any inconsistent provisions - restating an existing provision will not have any adverse effect on the Plan.)

a.  ☐                    Yes (skip to 2.2)

b.  ☒                  No (complete automatic deferral provisions below)

Participants subject to the Automatic Deferral Provisions. The Automatic Deferral Provisions apply to Employees who become Participants after the Effective Date of the EACA or QACA (except as provided in b.4. below). Employees who became Participants prior to such Effective Date are subject to the following (if a QACA, must select one of 1. - 3.; if an EACA and not a QACA, then 1. - 4. are optional (see the note below)):

1.  ☐                    All Participants. All Participants, regardless of any prior Salary Reduction Agreement, unless and until a Participant makes an Affirmative Election after the Effective Date of the EACA or QACA.

2.  ☐                    Election of at least Automatic Deferral amount. All Participants, except those who, on the Effective Date of the EACA or QACA, are deferring an amount which is at least equal to the Automatic Deferral Percentage.

3.  ☒                  No existing Salary Reduction Agreement. All Participants, except those who have in effect a Salary Reduction Agreement on the effective date of the EACA or QACA regardless of the Elective Deferral amount under the Agreement.

4.  ☐                    Describe (EACA only):

Note:                  If an EACA and not a QACA and one of 1. - 3. are not elected (i.e., EACA does not apply to existing Participants), then the six-month period for relief from the excise tax under code Section 4979(f)(1) will not apply. In addition, effective for Plan Years beginning on or after January 1, 2010, the six-month period for relief from the excise tax will only apply if all highly compensated employees and nonhighly compensated employees (both as defined in Treasury Regulations Section 1.401(k)-2(a)(6)) are covered Employees under the EACA for the entire Plan Year (or for the portion of the Plan Year that such Employees are Eligible Employees under the Plan (within the meaning of Code Section 410(b)).

Automatic Deferral Percentage. Unless a Participant makes an Affirmative Election, the Employer will withhold the following Automatic Deferral Percentage (select 5. or 6.):

5.  ☐                    Constant. The Employer will withhold     % (if a QACA, must be no less than 6% and no more than 10%) of Compensation each payroll period.

Escalation of deferral percentage (select one or leave blank if not applicable)

a.  ☐                    Scheduled increases. This initial percentage will increase by     % of Compensation per year up to a maximum of     % of Compensation. (This option may not be selected if a QACA).

b.  ☐                    Other (described Automatic Deferral Percentage):            (in order to satisfy the QACA requirements (if applicable), an alternative Automatic Deferral amount schedule must require, for each Plan Year, an Automatic Deferral Percentage that is at least equal to the Automatic Deferral Percentage described in Section 4.3).

6.  ☒                  QACA Statutory scheduled increases. The Employer will withhold from a Participant’s Compensation each payroll period the minimum QACA automatic deferral amount as described in Section 4.3.

Automatic Deferral Optional Elections

7.  ☒                  Optional elections (select all that apply or leave blank if not applicable)

Type of Elective Deferral. The automatic deferral is a Pre-Tax Elective Deferral unless selected below:

a.  ☐                    The automatic deferral is a Roth Elective Deferral (may only be selected if the Plan permits Roth Elective Deferrals).

Suspended Deferrals. If a Participant’s Elective Deferrals are suspended pursuant to a provision of the Plan (e.g., due to a hardship distribution or distribution due to military leave covered by the HEART Act), then a Participant’s Affirmative Election will expire on the date the period of suspension begins unless otherwise elected below.

b.  ☒                  A Participant’s Affirmative Election will resume after the suspension period.

Special Effective Date. Provisions will be effective as of the earlier of the Effective Date of the EACA or QACA provisions of Sections 2.2 or 2.3 unless otherwise specified below.

c.  ☐                     Special Effective Date:

2.2                               EACA. (Eligible Automatic Contribution Arrangement)

a.  ☒                  N/A (skip to 2.3)

b.  ☐                    Applies (also select if plan is a QACA and the Employer wants to permit EACA withdrawal rights)

Effective Date (enter date)

1.                                      EACA Effective Date:             (not earlier than December 31, 2007)

EACA Termination Date (leave blank if not applicable)

a.  ☐                    EACA provisions no longer apply. The EACA provisions applied as of the Effective Date specified in 1, but the provisions no longer apply effective as of:

Permissible Withdrawals. Does the Plan permit Participant permissible withdrawals (as defined in Amendment Section 3.4) within 90 days (or less) of first automatic deferral? (select one)

2.  ☐                    No

3.  ☐                    Yes, within 90 days of first automatic deferral

4.  ☐                    Yes, within:        days (may not be less than 30 nor more than 90 days)

Affirmative Election. For Plan Years beginning on or after January 1, 2010, will Participants who make an Affirmative Election continue to be covered by the EACA provisions (i.e., their Affirmative Election will remain intact but they must receive an annual notice)? (select one; leave blank if a QACA)

5.  ☐                    Yes (if selected, then the annual notice must be provided to Participants).

6.  ☐                    No (if selected, then the Plan cannot use the six-month period for relief from the excise tax of Code Section 4979(f)(1)).

2.3                               QACA. (Qualified Automatic Contribution Arrangement)

a.  ☐                    N/A

b.  ☒                  Applies

Effective Date (enter date)

1.                                      QACA Effective Date:  January 1, 2012 (not earlier than December 31, 2007)

QACA Termination Date (leave blank if not applicable)

a.  ☐                    QACA provisions no longer apply. The QACA provisions applied as of the effective date specified in 1, but the provisions no longer apply effective as of:

QACA Safe Harbor Contribution (select c. or d.)

c.  ☒                   Safe Harbor matching contribution equal to (select 1. or 2. AND one of 3. - 6.)

1.  ☐                    Basic match. The sum of 100% of a Participant’s Elective Deferrals that do not exceed 1% of Participant’s Compensation, plus 50% of the Participant’s Elective Deferrals that exceed 1% of the Participant’s Compensation but do not exceed 6% of the Participant’s Compensation.

2.  ☒                  Enhanced match. The sum of:

a.  ☒                  100% (may not be less than 100%) of a Participant’s Elective Deferrals that do not exceed 3% of the Participant’s Compensation, plus

b.  ☒                  50% of the Participant’s Elective Deferrals that exceed 3% of the Participant’s Compensation but do not exceed 5% of the Participant’s Compensation.

Note:                  To be an ACP safe harbor, cannot match deferrals exceeding 6% of Compensation.

Note:                  The matching rate may not increase as the Elective Deferral percentage increases.

AND, the safe harbor matching contribution will be based on Elective Deferrals and Compensation during:

3.  ☐                    the entire Plan Year.

4.  ☒                  each payroll period.

5.  ☐                    each month.

6.  ☐                    each Plan Year quarter.

d.  ☐                    Safe Harbor nonelective contribution (select one)

1.  ☐                    3% contribution. 3% of each Participant’s Compensation.

2.  ☐                    Stated contribution.           % (may not be less than 3%) of each Participant’s Compensation.

3.  ☐                    “Maybe” election. In connection with the Employer’s provision of the safe harbor notice under the Plan’s delayed safe harbor adoption provisions pursuant to Treasury Regulations Section 1.401(k)-3(f), the Employer elects into safe harbor status by giving the supplemental notice and by amending the Plan to provide for a Safe Harbor nonelective contribution.

Vesting (select one)

e.  ☐                      100% immediate vesting

f.  ☐                      100% after two years

g.  ☒                    Modified:

Years of Service	Vested %
Less than 1	0%
1	50%
2	100%

AND, if f. or g. is selected above, complete the following if applicable.

h.  ☐                    The following Years of Service will be disregarded for vesting purposes (select all that apply):

1.  ☐                    Service prior to the initial Effective Date of the Plan or a predecessor plan.

2.  ☐                    Service prior to the time an Employee has attained age 18.

i.   ☒                 Participants will become fully Vested upon (select all that apply):

3.  ☒                  Death.

4.  ☒                  Disability (as defined in the Plan).

For purposes of the QACA Safe Harbor Contribution, the term Participant means any Participant who is eligible to make Elective Deferrals with the following exclusions: (select j. or k.)

j.  ☒                     N/A. No exclusions.

k.  ☐                      Exclusions (select all that apply):

1.  ☐                    Highly Compensated Employees.

2.  ☐                    Employees who have not satisfied the greatest minimum age and service conditions permitted under Code Section 410(a) (i.e., age 21 and 1 Year of Service) with the following effective date of participation:

a.  ☐                    The earlier of the first day of the first month or the first day of the seventh month of the Plan Year immediately following such conditions are satisfied.

b.  ☐                     The first day of the Plan Year in which the requirements are met.

c.  ☐                     Other:              (no later than the earlier of (a) 6 months after such requirements are satisfied, or (b) the first day of the first Plan Year after such requirements are satisfied).

3.   ☐                 Other:               (must be a Highly Compensated Employee or an Employee who can be excluded under the permissive or mandatory disaggregation rules of Regulations Sections 1.401(k)-1(b)(4) and 1.401(m)-1(b)(4)).

AND, if the Plan includes matching contributions (other than any QACA safe harbor matching contribution selected above), will such matching contributions be made during any Plan Year in which the QACA provisions are used? (select one)

l.   ☒                   N/A. There are no other matching contributions.

m. ☐                   Other matching contributions will not be made for any Plan Year in which the QACA provisions apply.

n.  ☐                    Other matching contributions will continue to be made.

If selected, will the Plan use the ACP test safe harbor provisions? (select one)

1.  ☐                    No.

2.  ☐                    Yes. Elective Deferrals in excess of 6% of Compensation will not be taken into account in applying the match; the total amount of any discretionary matching contribution is limited to 4% of Compensation; and no allocation conditions will apply to the matching contribution in such year.

ARTICLE III
ELIGIBLE AUTOMATIC CONTRIBUTION ARRANGEMENT

3.1                               Eligible Automatic Contribution Arrangement (“EACA”). If elected in Amendment Section 2.2, then effective as of the date specified therein, the Employer maintains a Plan with automatic enrollment provisions as an Eligible Automatic Contribution Arrangement (“EACA”). Accordingly, the Plan will satisfy the (1) uniformity requirements under Amendment Section 3.2, and (2) notice requirements under Amendment Section 3.3.

3.2                               Uniformity. The Automatic Deferral Percentage must be a uniform percentage of Compensation. All Participants in the EACA, as defined in Amendment Section 2.1, are subject to Automatic Deferrals, except to the extent otherwise provided in Amendment Section 2.2. If a Participant’s Affirmative Election expires or otherwise ceases to be in effect, the Participant will immediately thereafter be subject to Automatic Deferrals, except to the extent otherwise provided in Amendment Section 2.2. However, the Plan does not violate the uniform Automatic Deferral Percentage merely because the Plan applies any of the following provisions:

(a)                                 Years of participation. The Automatic Deferral Percentage varies based on the number of plan years the Participant has participated in the Plan while the Plan has applied EACA provisions;

(b)                                 No reduction from prior default percentage. The Plan does not reduce an Automatic Deferral Percentage that, immediately prior to the EACA’s effective date was higher (for any Participant) than the Automatic Deferral Percentage;

(c)                                  Applying statutory limits. The Plan limits the Automatic Deferral amount so as not to exceed the limits of Code Sections 401(a)(17), 402(g) (determined without regard to Age 50 Catch-Up Deferrals), or 415;

(d)                                 No deferrals during hardship suspension. The Plan does not apply the Automatic Deferral during the period of suspension, under the Plan’s hardship distribution provisions, of Participants right to make Elective Deferrals to the Plan following a hardship distribution; or

(e)                                  Disaggregated groups. The Plan applies different default percentages to different groups if the groups can be disaggregated under Regulations Section 1.401(k)-1(b)(4) (e.g., collectively bargained employees or different employers in a multiple employer plan).

3.3                               EACA notice. The Plan Administrator annually will provide a notice to each Participant a reasonable period prior to each plan year the Employer maintains the Plan as an EACA (“EACA Plan Year”).

(a)                                 Deemed reasonable notice/new Participant. The Plan Administrator is deemed to provide timely notice if the Plan Administrator provides the EACA notice at least 30 days and not more than 90 days prior to the beginning of the EACA Plan Year.

(b)                                 Mid-year notice/new Participant or Plan. If: (a) an Employee becomes eligible to make Elective Deferrals in the Plan during an EACA Plan Year but after the Plan Administrator has provided the annual EACA notice for that plan year; or (b) the Employer adopts mid-year a new Plan as an EACA, the Plan Administrator must provide the EACA notice no later than the date the Employee becomes eligible to make Elective Deferrals. However, if it is not practicable for the notice to be provided on or before the date an Employee becomes a Participant, then the notice will nonetheless be treated as provided timely if it is provided as soon as practicable after that date and the Employee is permitted to elect to defer from all types of Compensation that may be deferred under the Plan earned beginning on that date.

(c)                                  Content. The EACA notice must provide comprehensive information regarding the Participants’ rights and obligations under the Plan and must be written in a manner calculated to be understood by the average Participant in accordance with applicable guidance.

3.4                               EACA permissible withdrawal. If elected in Amendment Section 2.2, a Participant who has Automatic Deferrals under the EACA may elect to withdraw all the Automatic Deferrals (and allocable earnings) under the provisions of this Amendment Section 3.4. Any distribution made pursuant to this Section will be processed in accordance with normal distribution provisions of the Plan.

(a)                                 Amount. If a Participant elects a permissible withdrawal under this Section, then the Plan must make a distribution equal to the amount (and only the amount) of the Automatic Deferrals made under the EACA (adjusted for allocable gains and losses to the date of the distribution).The Plan may separately account for Automatic Deferrals, in which case the entire account will be distributed. If the Plan does not separately account for the Automatic Deferrals, then the Plan must determine earnings or losses in a manner similar to the refund of excess contributions for a failed actual deferral percentage test.

(b)                                 Fees. Notwithstanding the above, the Plan Administrator may reduce the permissible distribution amount by any generally applicable fees. However, the Plan may not charge a greater fee for distribution under this Section than applies to other distributions. The Plan Administrator may adopt a policy regarding charging such fees consistent with this paragraph.

(c)                                  Timing. The Participant may make an election to withdraw the Automatic Deferrals under the EACA no later than 90 days, or such shorter period as specified in Amendment Section 2.2, after the date of the first Automatic Deferral under the EACA. For this purpose, the date of the first Automatic Deferral is the date that the Compensation subject to the Automatic Deferral otherwise would have been includible in the Participant’s gross income. For this purpose, EACAs under the Plan are aggregated, except that the mandatory disaggregation rules of Code Section 410(b) apply. Furthermore, a Participant’s withdrawal right is not restricted due to the Participant making an Affirmative Election during the 90 day period (or shorter period as specified in Amendment Section 2.2).

(d)                                 Rehired Employees. For purposes of Amendment Section 3.4(c) above, an Employee who for an entire Plan Year did not have contributions made pursuant to a default election under the EACA will be treated as having not had such contributions for any prior Plan Year as well.

(e)                                  Effective date of the actual withdrawal election. The effective date of the permissible withdrawal will be as soon as practicable, but in no event later than the earlier of (1) the pay date of the second payroll period beginning after the election is made, or (2) the first pay date that occurs at least 30 days after the election is made. The election will also be deemed to be an Affirmative Election to have no Elective Deferrals made to the Plan.

(f)                                   Related matching contributions. The Plan Administrator will not take any deferrals withdrawn pursuant to this section into account in computing the contribution and allocation of matching contributions. If the Employer has already allocated matching contributions to the Participant’s account with respect to deferrals being withdrawn pursuant to this Section, then the matching contributions, as adjusted for gains and losses, must be forfeited. Except as otherwise provided, the Plan will use the forfeited contributions to reduce future contributions or to reduce plan expenses.

(g)                                  Treatment of withdrawals. With regard to deferrals withdrawn pursuant to this Section: (1) the Plan Administrator will disregard such deferrals in the Actual Deferral Percentage Test (if applicable); (2) the Plan Administrator will disregard such deferrals for purposes of the limitation on deferrals under Code Section 402(g); (3) such deferrals are not subject to the consent requirements of Code Sections 401(a)(11) or 417. The Plan Administrator will disregard any matching contributions forfeited under paragraph 3.4(f) in the Actual Contribution Percentage Test (if applicable).

3.5                               Compensation. Compensation for purposes of determining the amount of Automatic Deferrals has the same meaning as Compensation with regard to Elective Deferrals in general.

3.6                               Excise tax on Excess Contributions and Excess Aggregate Contributions. Any Excess Contributions and Excess Aggregate Contributions which are distributed more than six months (rather than 2 1/2 months) after the end of the Plan Year will be subject to the ten percent (10%) Employer excise tax imposed by Code Section 4979. However, effective for Plan Years beginning on or after January 1, 2010, the preceding sentence will apply only where all highly compensated employees and nonhighly compensated employees (both as defined in Treasury Regulations Section 1.401(k)-2(a)(6)) are covered Employees under the EACA for the entire Plan Year (or for the portion of the Plan Year that such Employees are eligible Employees under the plan within the meaning of Code Section 410(b)).

3.7                               Definitions.

(a)                                 Definition of Automatic Deferral. An Automatic Deferral is an Elective Deferral that results from the operation of this Article Ill. Under the Automatic Deferral, the Employer automatically will reduce by the Automatic Deferral Percentage elected in this Amendment the Compensation of each Participant subject to the EACA, as specified in Amendment Section 2.2. The Plan Administrator will cease to apply the Automatic Deferral to a Participant who makes an Affirmative Election as defined in this Amendment Section 3.7.

(b)                                 Definition of Automatic Deferral Percentage/Increases. The Automatic Deferral Percentage is the percentage of Automatic Deferral which the Employer elects in Amendment Section 2.1 or elsewhere in the Plan (including any scheduled increase to the Automatic Deferral Percentage the Employer may elect).

(c)                                  Effective date of EACA Automatic Deferral. The effective date of an Employee’s Automatic Deferral will be as soon as practicable after the Employee is subject to Automatic Deferrals under the EACA, consistent with (a) applicable law, and (b) the objective of affording the Employee a reasonable period of time after receipt of the notice to make an Affirmative Election (and, if applicable, an investment election).

(d)                                 Definition of Affirmative Election. An Affirmative Election is a Participant’s election made after the EACA’s effective date not to defer any Compensation or to defer more or less than the Automatic Deferral Percentage.

(e)                                  Effective Date of Affirmative Election. A Participant’s Affirmative Election generally is effective as of the first payroll period which follows the payroll period in which the Participant made the Affirmative Election. However, a Participant may make an Affirmative Election which is effective: (a) for the first payroll period in which he or she becomes a Participant if the Participant makes an Affirmative Election within a reasonable period following the Participant’s entry date and before the Compensation to which the Election applies becomes currently available; or (b) for the first payroll period following the EACA’s effective date, if the Participant makes an Affirmative Election not later than the EACA’s effective date.

ARTICLE IV
QUALIFIED AUTOMATIC CONTRIBUTION ARRANGEMENT

4.1                               Qualified Automatic Contribution Arrangement (“QACA”). Effective for Plan Years beginning on or after the date specified in Amendment Section 2.3, the Employer maintains a Plan with automatic enrollment provisions as a Qualified Automatic Contribution Arrangement (“QACA”). Accordingly, the Plan will satisfy the automatic enrollment provisions of this Article IV regarding: (1) the Participants subject to the QACA, as described in Amendment Section 4.2; (2) the Automatic Deferral amount requirements described in Amendment Section 4.3; and (3) the uniformity requirements as described in Amendment Section 4.4. Except as modified in this Article IV, the Plan’s safe harbor 401(k) plan provisions apply to this QACA. The Employer will provide Safe Harbor Contributions as specified in Amendment Section 2.3, to the Participants specified in Amendment Section 2.3.

4.2                               Participants subject to the QACA. The QACA will apply the Automatic Deferral Percentage to all Participants as elected in Amendment Section 2.1. If a Participant’s Affirmative Election expires or otherwise ceases to be in effect, the Participant will immediately thereafter be subject to Automatic Deferrals.

4.3                               QACA Automatic Deferral amount. Automatic Deferral limits. Except as provided in Amendment Section 4.4 (relating to uniformity requirements), the Plan must apply to all Participants subject to the QACA as described in Amendment Section 4.2, a uniform Automatic Deferral amount, as a percentage of each Participant’s Compensation, which does not exceed 10%, and which is at least the following minimum amount:

(a)                                 Initial period. 3% for the period that begins when the Participant first has contributions made pursuant to a default election under the QACA and ends on the last day of the following Plan Year;

(b)                                 Third Plan Year. 4% for the third Plan Year of the Participant’s participation in the QACA;

(c)                                  Fourth Plan Year. 5% for the fourth Plan Year of the Participant’s participation in the QACA; and

(d)                                 Fifth and later Plan Years. 6% for the fifth Plan Year of the Participant’s participation in the QACA and for each subsequent Plan Year.

For purposes of the above, the Plan will treat an Employee who for an entire Plan Year did not have contributions made pursuant to a default election under the QACA as not having made such contributions for any prior Plan Year.

4.4                               Uniformity. The Plan satisfies the uniformity requirement if the Plan provides an Automatic Deferral Percentage that is a uniform percentage of Compensation. However, the Plan does not violate the uniform Automatic Deferral Percentage merely because:

(a)                                 Years of participation. The Automatic Deferral Percentage varies based on the number of plan years the Participant has participated in the Plan while the Plan has applied QACA provisions; or

(b)                                 No reduction from prior default percentage. The Plan does not reduce an Automatic Deferral Percentage that, immediately prior to the QACA’s effective date provisions was higher (for any Participant) than the Automatic Deferral Percentage.

(c)                                  Applying statutory limits. The Plan limits the Automatic Deferral amount so as not to exceed the limits of Code §§401(a)(17), 402(g) (determined without regard to Age 50 Catch-Up Deferrals), or 415; or

(d)                                 No deferrals during hardship suspension. The Plan does not apply the Automatic Deferral during the period of suspension, under the Plan’s hardship distribution provisions, of Participant’s right to make Elective Deferrals to the Plan following a hardship distribution.

4.5                               Safe harbor notice. The Plan’s safe harbor notice provisions apply, except the Employer must provide the initial QACA safe harbor notice sufficiently early so that an Employee has a reasonable period after receiving the notice and before the first Automatic Deferral to make an Affirmative Election. In addition, the notice will state: (i) the Automatic Deferral amount that will apply in absence of the Employee’s affirmative election; (ii) the Employee’s right to elect not to have any Automatic Deferral amount made on the Employee’s behalf or to elect to make Elective Deferrals in a different amount or percentage of Compensation; and (iii) how the Plan will invest the Automatic Deferrals. However, if it is not practicable for the notice to be provided on or before the date an Employee becomes a Participant, then the notice nonetheless will be treated as provided timely if it is provided as soon as practicable after that date and the Employee is permitted to elect to defer from all types of Compensation that may be deferred under the Plan earned beginning on that date.

4.6                               Distributions. A Participant’s Account Balance attributable to QACA Safe Harbor Contributions is subject to the distribution restrictions described in the Plan that apply to any safe harbor contributions. If the Plan does not have distribution provisions for safe harbor contributions, then the distribution provisions applicable to Elective Deferrals will apply. However, QACA Safe Harbor Contributions are not distributable on account of a Participant’s hardship.

4.7                               Vesting. A Participant’s Account Balance attributable to QACA Safe Harbor Contributions is vested in accordance with the vesting schedule election at Amendment Section 2.3. If the Plan already defines Year of Service for purposes of vesting, then that definition applies to this QACA vesting schedule.

4.8                               Compensation. Compensation for purposes of determining the QACA Automatic Deferral Percentage has the same meaning as Compensation with regard to Elective Deferrals in general, and Compensation for purposes of allocating the QACA Safe Harbor Contributions means Compensation as defined under the Plan for purposes of safe harbor contributions.

4.9                               Definitions.

(a)                                 Definition of Automatic Deferral. An Automatic Deferral is an Elective Deferral that results from the operation of this Article IV. Under the Automatic Deferral,

the Employer automatically will reduce by the Automatic Deferral Percentage elected in this Amendment the Compensation of each Participant subject to the QACA, as specified in this Article IV. The Plan Administrator will cease to apply the Automatic Deferral to a Participant who makes an Affirmative Election as defined in this Amendment Section 4.9.

(b)                                 Definition of Automatic Deferral Percentage/Increases. The Automatic Deferral Percentage is the percentage of Automatic Deferral which the Employer elects in Amendment Section 2.1 (including any scheduled increase to the Automatic Deferral Percentage the Employer may elect).

(c)                                  Effective date of QACA Automatic Deferral. The effective date of an Employee’s Automatic Deferral will be as soon as practicable after the Employee is subject to Automatic Deferrals under the QACA, consistent with (a) applicable law, and (b) the objective of affording the Employee a reasonable period of time after receipt of the notice to make an Affirmative Election (and, if applicable, an investment election). However, in no event will the Automatic Deferral be effective later than the earlier of (a) the pay date for the second payroll period that begins after the date the QACA safe harbor notice (described in Section 4.5) is provided to the Employee, or (b) the first pay date that occurs at least 30 days after the QACA safe harbor notice is provided to the Employee.

(d)                                 Definition of Affirmative Election. An Affirmative Election is a Participant’s election made after the QACA’s Effective Date not to defer any Compensation or to defer more or less than the Automatic Deferral Percentage.

(e)                                  Effective Date of Affirmative Election. A Participant’s Affirmative Election generally is effective as of the first payroll period which follows the payroll period in which the Participant made the Affirmative Election. However, a Participant may make an Affirmative Election which is effective: (a) for the first payroll period in which he/she becomes a Participant if the Participant makes an Affirmative Election within a reasonable period following the Participant’s Entry Date and before the Compensation to which the Election applies becomes currently available; or (b) for the first payroll period following the ACA’s effective date, if the Participant makes an Affirmative Election not later than the QACA’s effective date.

4.11                        Accounts. Employer contributions made in accordance with this amendment shall be treated as ADT Test Safe Harbor Contributions under the Plan, but shall be accounted for separately to the extent necessary.

4.12                        Incorporation by reference. The Plan’s safe harbor 401(k) plan provisions apply to the QACA established under this Amendment in the same manner as the Plan’s safe harbor provisions would apply to a safe harbor plan for a plan year beginning in 2007 (whether or not the employer has elected to adopt a safe harbor 401(k) in 2007 or any other year), but substituting QACA Safe Harbor Matching Contribution for pre-2008 safe harbor matching contribution, and otherwise making the modifications described in this Article.

This Amendment has been executed this 9th day of January, 2012.

AdvancePierre Foods Inc.

/s/ Brian Hayden
EMPLOYER